UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Verve Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VERVE THERAPEUTICS, INC.

201 Brookline Avenue

Boston, MA 02215

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 5, 2025

You are cordially invited to attend the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Verve Therapeutics, Inc., which is scheduled to be held on Thursday, June 5, 2025 at 9:00 a.m. Eastern Time. We have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.proxydocs.com/VERV. Further information about how to attend the Annual Meeting online, vote your shares during the meeting and submit questions during the meeting is included in the accompanying proxy statement.

Only stockholders who owned common stock at the close of business on April 11, 2025, the record date for the Annual Meeting, can vote at the Annual Meeting or any adjournment or postponement that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.
Election of three Class I directors to our board of directors, each to serve until the 2028 annual meeting of stockholders;
2.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
Approval, on an advisory basis, of the compensation paid to our named executive officers; and
4.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for directors, in the accompanying proxy statement. The board of directors recommends that you vote in favor of each of these proposals as outlined in the accompanying proxy statement.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 25, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 11, 2025 and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referenced in the Notice or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, for the Annual Meeting and on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•
Vote over the Internet, by going to www.proxypush.com/VERV (have your Notice or proxy card in hand when you access the website);
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Vote by Telephone, by calling the toll-free number 1-866-853-1541 (have your Notice or proxy card in hand when you call);
•
Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•
Vote online during the Annual Meeting. The Annual Meeting will be a virtual only meeting, which can be accessed at www.proxydocs.com/VERV. Stockholders who register to attend the meeting prior to the registration deadline of 5:00 p.m., Eastern Time, on June 4, 2025 can vote online during the meeting at www.proxydocs.com/VERV.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee or custodian, you should receive instructions from the bank, broker or nominee or custodian that you must follow for your shares to be voted.

A list of registered stockholders as of the close of business on April 11, 2025 will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting. If you wish to view this list, please contact our corporate secretary at Verve Therapeutics, Inc., 201 Brookline Avenue, Boston, MA 02215, Attention: Corporate Secretary, (617) 603-0070.

Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares.

By order of the Board of Directors,

/s/ Sekar Kathiresan
Sekar Kathiresan, M.D.
Chief Executive Officer

Boston, MA
April 25, 2025

VERVE THERAPEUTICS, INC.

201 Brookline Avenue

Boston, MA 02215

(617) 603-0070

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

to be held June 5, 2025

This proxy statement and the proxy card contain information about the Annual Meeting of Stockholders of Verve Therapeutics, Inc., or the Annual Meeting, to be held on Thursday, June 5, 2025 at 9:00 a.m. Eastern Time. We have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.proxydocs.com/VERV. Stockholders who wish to attend the Annual Meeting should register at www.proxydocs.com/VERV by the registration deadline of 5:00 p.m. Eastern Time on June 4, 2025. Stockholders that registered to attend the Annual Meeting prior to the registration deadline will receive an email approximately one hour before the Annual Meeting providing access instructions and offering technical assistance if needed. Further information about how to attend the Annual Meeting online, vote your shares during the meeting and submit questions during the meeting is included in this proxy statement.

The board of directors of Verve Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Verve,” “the company,” “our,” “we” or “us” refers to Verve Therapeutics, Inc. and its wholly owned subsidiary.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 5, 2025:

This proxy statement and our 2024 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/VERV.

You may also access this proxy statement and our 2024 Annual Report to Stockholders on the “Investors” section on our website, which is located at http://www.vervetx.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or 2024 Annual Report, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Verve Therapeutics, Inc., 201 Brookline Avenue, Boston, MA 02215. This proxy statement and our 2024 Annual Report are also available on the SEC’s website at http://www.sec.gov.

On or about April 25, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

EXPLANATORY NOTE

We qualify as a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the annual meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.
Election of three Class I directors to our board of directors, each to serve until the 2028 annual meeting of stockholders;
2.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
Approval, on an advisory basis, of the compensation paid to our named executive officers; and
4.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.

Board of directors recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the three nominees to serve as Class I directors on our board of directors for a three-year term;

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Availability of proxy materials

The Notice regarding our proxy materials, including this proxy statement and our 2024 Annual Report to Stockholders, is being mailed to stockholders beginning on or about April 25, 2025. Our proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report to Stockholders, are also available for viewing, printing and downloading on the Internet at www.proxydocs.com/VERV.

Who can vote at the Annual Meeting

Only holders of our common stock as of the close of business on the record date of April 11, 2025, or the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the Record Date, there were 89,143,237 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered a “stockholder of record” of those shares. In this case, the Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in this proxy statement or in the Notice.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, broker or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, the Notice and voting instructions should have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or live online at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you are a beneficial owner of shares held in “street name,” you can vote your shares by following the instructions contained on the voting instruction card provided to you by the bank, broker or other nominee or custodian that holds your shares. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

•
By Telephone. You may transmit your proxy voting instructions by calling 1-866-853-1541. You will need to have your Notice or proxy card in hand when you call.
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Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.

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By Mail. If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.
•
Live online at the Annual Meeting. The Annual Meeting will be a virtual only meeting, which can be accessed at www.proxydocs.com/VERV. Stockholders who have registered by 5:00 p.m. Eastern Time on June 4, 2025 will have the ability to attend the virtual meeting and vote online during the meeting up until the closing of the polls.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern Time on June 4, 2025, and mailed proxy cards must be received by June 4, 2025 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Ballot measures considered “discretionary” and “non-discretionary”

If your shares are held in “street name,” your bank, broker or other nominee or custodian may under certain circumstances vote your shares if you do not return voting instructions. Banks, brokers or other nominees or custodians are permitted to vote customers’ shares for which they have received no voting instructions on specified “discretionary” matters, but they are not permitted to vote these shares on other “non-discretionary” matters.

The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 3) are considered non-discretionary matters under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee or custodian cannot vote on these matters without voting instructions from you and your shares will be counted as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank, broker or other nominee or custodian that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 2) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee or custodian may exercise discretionary authority to vote on Proposal No. 2 in the absence of voting instructions from you. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 2.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our second amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

For purposes of determining whether a quorum exists, we will count as present any shares that are voted by completing and submitting a proxy by mail, via the Internet, or by telephone or that are represented in person at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”

Votes required

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1). This means that the three nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes will not be counted as votes cast or voted on Proposal No. 1. Accordingly, votes withheld and broker non-votes will have no effect on the voting on Proposal No. 1.

To approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the holders of a majority of the shares voted on the matter must vote FOR the proposal (Proposal No. 2).

To approve, on an advisory basis, the compensation of our named executive officers (Proposal No. 3), the holders of a majority of the shares voted on the matter must vote FOR the proposal. As described in more detail in Proposal No. 3, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Abstentions and broker non-votes will not be counted as votes cast or voted on Proposals No. 2 and 3. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposals No. 2 and 3.

Method of counting votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the Record Date. Votes cast online during the

Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a proxy; Changing your vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•
by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the "How to vote" section above;
•
by voting online during the meeting; or
•
by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee or custodian holding your account. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, by following the instructions provided to you by the bank, broker or other nominee or custodian that holds your shares.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of proxy solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Voting results

We plan to announce preliminary voting results at the Annual Meeting and will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Householding

Some banks, brokers and other nominee or custodian record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household unless you requested otherwise. We will promptly deliver a separate copy of any such document to you upon written or oral request prior to May 21, 2025 to Verve Therapeutics, Inc., 201 Brookline Avenue, Boston, MA 02215, Attention: Corporate Secretary, telephone: (617) 603-0070. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee or custodian record holder, or you may contact us at the above address and phone number.

PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS

Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation and our second amended and restated bylaws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Lonnel Coats, Jodie Morrison, and Krishna Yeshwant, M.D., and their term expires at the Annual Meeting;
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the Class II directors are Alexander Cumbo, Michael MacLean and Sheila Mikhail, J.D., and their term expires at the annual meeting of stockholders to be held in 2026; and
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the Class III directors are Burt Adelman, M.D., Sekar Kathiresan, M.D. and Ourania Tatsis, Ph.D., and their term expires at the annual meeting of stockholders to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation and our second amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and second amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors, following the recommendation of our nominating and corporate governance committee, has nominated Lonnel Coats, Jodie Morrison, and Krishna Yeshwant, M.D. for election as Class I directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors. Mr. Coats and Dr. Yeshwant are standing for re-election by the stockholders at this Annual Meeting. Ms. Morrison was elected to our board by our board of directors in June 2024, upon the recommendation of our nominating and corporate governance committee, and is standing for election by our stockholders for the first time since such appointment at this Annual Meeting.

We have no formal policy regarding board diversity, but our corporate governance guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and abilities to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will serve the best interests of the company and our stockholders through their reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience, and ability to exercise sound judgment; their commitment to understanding the company and our industry; and their background, including prior experience and knowledge of the life sciences industry. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for election as Class I Directors

Biographical information as of the Record Date, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at our Annual Meeting is set forth below.

Lonnel Coats, age 60, has served on our board of directors since August 2022. Mr. Coats served as chief executive officer and director of Lexicon Pharmaceuticals, Inc., a biopharmaceutical company, from July 2014 to July 2024, and previously served as Lexicon's president and chief executive officer from July 2014 to October 2021. From 1996 through June 2014, Mr. Coats served in a series of leadership positions at Eisai Inc. and Eisai Corporation of North America, U.S. subsidiaries of Tokyo-based Eisai Co., Ltd., a Japanese pharmaceutical company, including as chief executive officer of Eisai Inc. from 2010 to June 2014 and as president and chief operating officer of Eisai Inc. from 2004 to 2010. As president and chief executive officer of Eisai, Mr. Coats oversaw the commercialization of Eisai products in the therapeutic areas of oncology, neurology, GI, epilepsy and metabolic disorders. Prior to joining Eisai, Mr. Coats spent eight years with Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson, where he held a variety of management and sales positions. Mr. Coats has served on the board of directors of Blueprint Medicines Corporation, a global precision therapy company, since February 2016. Mr. Coats holds a B.S. in Public Administration from Oakland University. We believe Mr. Coats is qualified to serve on our board of directors because of his experience as a chief executive officer of life science and pharmaceutical companies and his experience in the pharmaceutical industry.

Jodie Morrison, age 49, has served on our board of directors since June 2024. Ms. Morrison has served as chief executive officer and director of Q32 Bio Inc., a clinical stage biotechnology company, since March 2024 following its merger with Homology Medicines, Inc., and previously served as the president and chief executive officer of Q32 Bio Inc. since September 2022. Ms. Morrison was previously chief executive officer of Cadent Therapeutics, a neuroscience company, from January

2019 to March 2021 until its sale to Novartis in 2021. She also served as interim chief executive officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company, from April 2018 until December 2018 (when it executed its merger of equals with Akebia Therapeutics, Inc. in 2018), acting chief operating officer of Syntimmune, Inc., a clinical-stage biotechnology company, from January 2018 to July 2018 (when it was acquired by Alexion Pharmaceuticals, Inc., or Alexion), and president and chief executive officer of Tokai Pharmaceuticals, Inc., a biopharmaceutical company, from March 2013 until May 2017, where she oversaw the company’s successful initial public offering in 2014. Ms. Morrison currently serves as an advisor to Atlas Venture, a venture capital firm, where she previously served as a venture partner. Ms. Morrison previously served on the board of directors of Aileron Therapeutics Inc., a biotechnology company, from June 2017 to October 2023. Ms. Morrison holds a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training certificate through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe Ms. Morrison is qualified to serve on our board of directors because of her experience as a chief executive officer for life sciences companies and her experience in the life sciences industry.

Krishna Yeshwant, M.D., age 46, has served on our board of directors since August 2018. Dr. Yeshwant has served as a general partner at GV, a venture capital firm, since June 2009 and has been working with GV since June 2008. Dr. Yeshwant was previously employed by Partners Healthcare, a not-for-profit health care system, as an Internal Medicine physician at Brigham and Women’s Hospital from 2009 to 2021. Before joining GV, Dr. Yeshwant helped start Stanford Students Consulting, an electronic data interchange company that was acquired by The Hewlett-Packard Company in 2000. In 2000, he was part of the early team at Recourse Technologies, Inc., a network security company that was acquired by Symantec Corporation in 2002. Dr. Yeshwant previously served on the board of directors of Foundation Medicine, Inc., a molecular information company, from 2011 to July 2018 and on the board of directors of EQRx, Inc., a biotechnology company that was acquired by Revolution Medicines, Inc. in 2023, from January 2020 to November 2023. Dr. Yeshwant received a B.S. in computer science from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School. We believe Dr. Yeshwant is qualified to serve on our board of directors because of his medical experience as a physician, his experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry.

The board of directors recommends voting “FOR” the election of Lonnel Coats, Jodie Morrison, and Krishna Yeshwant, M.D. as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2028.

Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

Directors continuing in office

Biographical information as of the Record Date, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class II Directors (term expires at 2026 Annual Meeting)

Alexander Cumbo, age 54, has served on our board of directors since June 2022. Mr. Cumbo has served as director and the president and chief executive officer of Solid Biosciences Inc., or Solid, a life sciences company, since December 2022. Mr. Cumbo previously served as president and chief executive officer of AavantiBio, Inc., a gene therapy company, from October 2020 to December 2022, when it was acquired by Solid. From January 2013 to October 2020, Mr. Cumbo held positions of increasing responsibility at Sarepta Therapeutics, Inc., or Sarepta, a biotechnology company, ultimately serving as executive vice president, chief commercial officer. Prior to joining Sarepta in 2013, Mr. Cumbo served as vice president of sales and treatment education at Vertex Pharmaceuticals Incorporated, or Vertex, a global biotechnology company, launching Incivek, a treatment for hepatitis C, and from 2010 to 2011, he served as area director for Vertex. Mr. Cumbo served in multiple commercial roles supporting the HIV, HBV, and cardiovascular franchises at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Cumbo has served on the board of Climb Bio, Inc., a biotechnology company, since March 2025. He received his B.S. in Laboratory Technology from Auburn University. We believe Mr. Cumbo is qualified to serve on our board of directors because of his experience as a chief executive officer of life sciences companies and his experience in the life sciences industry.

Michael MacLean, age 59, has served on our board of directors since May 2021. Mr. MacLean has served as chief financial officer of Avidity Biosciences, Inc., a publicly traded biopharmaceutical company pioneering a new class of oligonucleotide-based therapies since May 2020 and previously served as chief financial officer and chief business officer from April 2022 to December 2024. Mr. MacLean previously served as chief financial officer of Akcea Therapeutics, Inc., a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare disease that was acquired by Ionis Pharmaceuticals, Inc. in October 2020, from September 2017 to April 2020. Prior to his time at Akcea, Mr. MacLean served as chief financial officer of PureTech Health plc, a clinical-stage biotherapeutics company dedicated to discovering, developing and commercializing highly differentiated medicines for devastating diseases, from September 2015 to August 2017. Mr. MacLean is a former certified public accountant who practiced accounting for more than 18 years, during which time he served as a partner of Arthur Andersen LLP and KPMG International Limited. Mr. MacLean received a B.S. in Accounting from Boston College. We believe Mr. MacLean is qualified to serve on our board of directors because of his experience as a chief financial officer of life sciences companies and his experience in the life sciences industry.

Sheila Mikhail, J.D., age 58, has served on our board of directors since April 2021. Since July 2021, Ms. Mikhail has served as the chief executive officer of Jurata Thin Film, Inc., a privately held biomedical development company that she co-founded. Ms. Mikhail served as chief executive officer of Asklepios BioPharmaceutical, Inc., or AskBio, an AAV gene therapy company that was acquired by Bayer AG in 2020, from April 2017 to March 2023. She co-founded AskBio in 2001. Ms. Mikhail previously served as chief executive officer of Bamboo Therapeutics, Inc., a gene therapy company that she co-founded, from December 2014 until its acquisition by Pfizer Inc. in November 2016. Prior to Bamboo, Ms. Mikhail was part of the management and founding team at Chatham Therapeutics, LLC, a clinical development-stage biotechnology company engaged in the development of novel, gene therapy-mediated treatments for hemophilia, from 2010 until its acquisition by Baxter International Inc. in 2014. Ms. Mikhail has practiced law for more than 15 years, during which time she founded and served as managing member of Life Sciences Law, PLLC, which serviced clients including Bayer, Gilead Sciences, Inc., GlaxoSmithKline plc and Sanofi S.A. Ms. Mikhail received a B.S. from the University of Illinois at Urbana-Champaign, a J.D. from Northwestern University and an M.B.A. from the University of Chicago Booth School of Business and is a former certified public accountant. We believe Ms. Mikhail is qualified to serve on our board of directors because of her experience as a chief executive officer of life sciences companies and her experience in the life sciences industry.

Class III Directors (term expires at 2027 Annual Meeting)

Burt Adelman, M.D., age 72, has served on our board of directors since February 2018. Previously, Dr. Adelman was executive vice president, research and development and chief medical officer of Dyax Corp., or Dyax, a commercial-stage biotechnology company, from February 2012 until its acquisition by Shire plc in January 2016. Prior to joining Dyax, he worked at Sesen Bio, Inc. (formerly known as Eleven Biotherapeutics Inc.), a biotechnology company, where he served as interim president of research and development from 2009 to 2010 and as senior advisor until December 2011. From 1991 to 2007, Dr. Adelman held positions of increasing responsibility at Biogen Inc., a global biotechnology company, ultimately as executive vice president, portfolio strategy. From 1998 through 2020, Dr. Adelman served as a lecturer in medicine at Harvard Medical School and as an associate physician at Brigham and Women’s Hospital. Since May 2017, Dr. Adelman has been a member of the board of directors of Clear Creek Bio, Inc., a clinical stage company. From June 2015 until 2021 he served on the board of directors of Sirona Medical Technologies Inc., a medical device company, and from April 2016 until January 2021, he served on the board of directors of Catabasis Pharmaceuticals, Inc., a pharmaceuticals company. Dr. Adelman also served on the board of directors of Syntimmune Inc., a biotechnology company, from November 2016 until November 2018 when Syntimmune was acquired by Alexion. Dr. Adelman provided consulting services as a senior advisor to Novo Ventures US Inc., a venture capital firm, from September 2017 until 2022. Dr. Adelman holds a B.S. in biology from Trinity College and an M.D. from Cornell Medical College. He completed residency training and a hematology fellowship at the Peter Bent Brigham Hospital. We believe that Dr. Adelman is qualified to serve on our board of directors because of his broad experience in drug development and his depth of knowledge of our company based on his role as a co-founder.

Sekar Kathiresan, M.D., age 53, has served on our board of directors and as our chief executive officer since July 2019. Dr. Kathiresan is currently an honorary physician at Massachusetts General Hospital, or MGH, and was an assistant physician and cardiologist at MGH from July 1997 to August 2021. Dr. Kathiresan served as director of the MGH Center for Genomic Medicine from April 2016 to June 2019. He also served as director of the Cardiovascular Disease Initiative at The Broad Institute from 2014 to June 2019. He is currently a lecturer in medicine at Harvard Medical School and was professor of medicine at Harvard Medical School from June 2018 to June 2021. Dr. Kathiresan has served as a member of the board of directors of Relay Therapeutics, Inc., a clinical-stage precision medicine company, since July 2022. He has also served as a founder and member of the board of directors of Maze Therapeutics, Inc., a biopharmaceutical company, since April 2022. Dr. Kathiresan holds a B.A. in history from the University of Pennsylvania and an M.D. from Harvard Medical School. He completed his clinical training in internal medicine and cardiology at MGH and his postdoctoral research training in human genetics at the Framingham Heart Study and The Broad Institute. We believe that Dr. Kathiresan’s leadership, experience in the life sciences industry and his extensive knowledge of our company based on his current role as our chief executive officer qualify him to serve on our board of directors.

Ourania "Nia" Tatsis, Ph.D., age 55, has served on our board of directors since June 2024. Dr. Tatsis has served as executive vice president, chief regulatory and quality officer of Vertex since 2017. Prior to joining Vertex, Dr. Tatsis held positions of increasing responsibility at pharmaceutical companies including Sanofi, Pfizer, and Wyeth. Dr. Tatsis currently serves as a member of the leadership council of the International Institute of New England. Previously, she served as a staff scientist and research fellow in immunology and vaccine development at the Wistar Institute. Dr. Tatsis received her Ph.D. in cell and molecular biology from the University of Vermont and completed a postdoctoral research fellowship in immunology at Thomas Jefferson University. She holds a B.S. in biology from Temple University. We believe that Dr. Tatsis is qualified to serve on our board of directors because of her experience as a chief regulatory and quality officer for a biopharmaceutical company and her experience in the biotechnology industry.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

Executive officers who are not directors

Biographical information for our executive officers who are not directors is listed below.

Andrew Ashe, J.D., age 58, has served as our president and chief operating officer since August 2018 and as our general counsel since June 2022. Prior to joining our company, Mr. Ashe served as general counsel of Applied Genetic Technologies Corporation, a biotechnology company, from August 2017 to August 2018. Mr. Ashe was a consultant for Shire plc, or Shire, a pharmaceutical company, following Shire’s acquisition of Dyax, from January 2016 until September 2016. He served in various roles at Dyax from June 2003 until its acquisition by Shire in January 2016, including general counsel and executive vice president, operations and administration from January 2013 to January 2016, general counsel and senior vice president, administration from January 2007 to January 2013 and associate general counsel from June 2003 to December 2006. Earlier in his career, Mr. Ashe served as a trading specialist and senior analyst at the American and New York Stock Exchanges. Mr. Ashe’s expertise includes legal affairs as well as financial and operations management. Mr. Ashe holds a B.B.A. in finance from the Isenberg School of Management at the University of Massachusetts, Amherst and a J.D. from The George Washington University Law School.

Allison Dorval, age 49, has served as our chief financial officer since November 2021. Prior to joining our company, Ms. Dorval served as chief financial officer at Voyager Therapeutics, Inc., or Voyager, a gene therapy company, from November 2018 to November 2021 and as vice president of finance at Voyager from June 2017 to November 2018. Prior to Voyager, she served as vice president and controller of Juniper Pharmaceuticals, Inc., a biopharmaceutical company, from August 2016 to June 2017 and as a consultant at Danforth Advisors, a life sciences consultancy focusing on accounting and financial matters, from September 2015 to August 2016. In connection with her role at Danforth, Ms. Dorval served as interim chief financial officer of medical device companies 480 Biomedical, Inc. and Arsenal Medical, Inc. from December 2015 to August 2016. Prior to her time at Danforth, Ms. Dorval served in several roles at Insulet Corporation, a medical device company, from August 2008 to July 2015, including as chief financial officer from November 2014 to May 2015 and as vice president and controller from August 2008 to November 2014. Earlier in her career, Ms. Dorval served in various financial and accounting capacities at iBasis, Inc., a telecommunications company; Digitas Inc., an advertising company; and PricewaterhouseCoopers LLP. Ms. Dorval has served as a member of the board of directors of Puma Biotechnology, Inc., a publicly traded biopharmaceutical company, and Aerovate Therapeutics, Inc., a publicly traded biopharmaceutical company, since July 2021. Ms. Dorval received a B.S. in Business Administration from the University of Vermont, is a certified public accountant and has completed a graduate-level certificate program in taxation at Bentley University’s McCallum Graduate School of Business.

Troy Lister, Ph.D., age 45, has served as chief scientific officer since June 2024. Dr. Lister previously served as our senior vice president, research and early development from May 2022 to June 2024. Prior to joining our company, he served as senior vice president of research and development at Spero Therapeutics, a clinical-stage biopharmaceutical company, from November 2014 to May 2022, where he helped build the research and development organization and led multiple programs into first-in-human studies and through early clinical development. Previously, he held scientific and leadership roles at the Novartis Institutes for Biomedical Research and AstraZeneca plc. Dr. Lister holds a B.Sc. and Ph.D. in Organic Chemistry from Flinders University, Australia. He completed post-doctoral studies in bioactive natural product total synthesis at The Scripps Research Institute with Professor K.C. Nicolaou.

Joan Nickerson, age 57, has served as our chief administrative officer since February 2023. Ms. Nickerson previously served as our senior vice president, human resources and facilities from April 2021 to February 2023. Ms. Nickerson previously served as senior vice president, human resources at Sarepta from October 2016 to March 2021. From 2012 to March 2016, Ms. Nickerson held roles of increasing responsibility at Dyax, ultimately serving as senior director of human resources and administrative services. Ms. Nickerson holds a B.S. in business administration from the University of Massachusetts Lowell and an M.B.A. from Simmons College.

Jason Politi, age 48, has served as our chief technical operations officer since October 2023. Mr. Politi previously served as our senior vice president, technical operations from February 2021 to October 2023. Prior to joining our company, Mr. Politi served as senior vice president, technical operations at Prevail Therapeutics, or Prevail, a biotechnology company, from November 2017 to February 2021, where he helped to build and lead the chemistry, manufacturing and controls team and managed the company’s AAV gene therapy programs. Before Prevail, Mr. Politi served as senior director, clinical manufacturing at Alexion, a pharmaceutical company. Earlier in his career, Mr. Politi held leadership roles at various biotechnology and pharmaceutical companies, including Dyax, Biogen Inc. and AbbVie Inc. Mr. Politi holds a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an MBA from Boston College.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees(1)	$1,040,000	$1,360,000
Audit-related fees	-	-
Tax fees(2)	30,900	60,750
All other fees	-	-
Total fees	$1,070,900	$1,420,750

(1) Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letter procedures in connection with our public offerings in 2024 and 2023. The aggregate fees included in the Audit fees are those fees billed for the applicable fiscal year.

(2) The tax fees consist of fees incurred in connection with tax return and research tax credit services.

Audit committee pre-approval policy and procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

During 2024 and 2023, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Any properly submitted proxy will be voted in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 unless a contrary specification is made in the proxy.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of our audit committee is to assist our board of directors’ oversight of our accounting and financial reporting processes and the audits of our consolidated financial statements, as is more fully described in the audit committee charter. In the performance of its oversight function, our audit committee has reviewed our audited financial statements for the year ended December 31, 2024 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our consolidated financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

By the audit committee of the board of directors of Verve Therapeutics, Inc.

Michael MacLean, Chair

Lonnel Coats

Sheila Mikhail, J.D.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future advisory votes on executive compensation will be held every one, two or three years. At our 2024 annual meeting of stockholders, our stockholders voted to hold an advisory vote every year. In accordance with the results of this vote, the board of directors intends to hold an advisory vote on the compensation of our named executive officers on an annual basis until the next non-binding vote on the frequency of such votes on executive compensation.

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic, financial and operating goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executive officers with those of our stockholders.

The section of this proxy statement titled “Executive and Director Compensation” describes in detail our executive compensation program and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2024. Highlights of our executive compensation program include the following:

•	Competitive, market-based salaries;

•	Cash bonuses, payable at the discretion of the board of directors and based on individual and company performance on an annual basis; and

•

Stock options and restricted stock unit awards with time-based vesting features and an employee stock purchase plan to incentivize long-term value creation, with the potential benefit to be realized if stockholder value is increased as a result of increases in our stock price.

As we describe in the "Executive and Director Compensation" section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executive officers with our stockholders. The board of directors and compensation committee believe this link between compensation and the achievement of our short- and long-term strategic, financial and operating goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or the board of directors (or any committee thereof), does not create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), and does not create or imply any additional fiduciary duties for us or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” this Proposal No. 3.

CORPORATE GOVERNANCE

Director nomination process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

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Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
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Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
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Nominees’ background, including prior experience and knowledge of the life sciences industry, should be considered.
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Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
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Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
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Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee may use a third party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our second amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In February 2025, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Kathiresan and Dr. Tatsis, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Kathiresan is not an independent director under these rules because he is our chief executive officer. Dr. Tatsis is not an independent director under these rules because of the transactions between us and Vertex, for which Dr. Tatsis serves as executive vice president and chief regulatory and quality officer. See “Transactions with Related Persons” for more information regarding such transactions and Dr. Tatsis.

Board committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a research and development committee, each of which operate under a charter approved by our board of directors. A current copy of the charter for each of the audit committee, compensation committee and nominating and corporate governance committee is posted under the heading “Corporate Governance” of the “Investors” section of our website, which is located at https://www.vervetx.com.

Audit committee

The members of our audit committee are Lonnel Coats, Michael MacLean and Sheila Mikhail. Michael MacLean is the chair of the audit committee. The audit committee met four times during the year ended December 31, 2024, including telephonic meetings.

Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. Our audit committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
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overseeing our internal audit function;
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overseeing our risk assessment and risk management policies;
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overseeing cybersecurity risks;
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establishing procedures for the receipt and retention of accounting-related complaints and concerns;
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meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
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reviewing and approving or ratifying any related person transactions; and
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preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in applicable SEC rules and that each member of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation committee

The members of our compensation committee are Burt Adelman, Alexander Cumbo and Jodie Morrison. Burt Adelman is the chair of the compensation committee. Jodie Morrison joined the compensation committee in June 2024. Krishna Yeshwant served on our compensation committee until June 26, 2024. The compensation committee met five times during the year ended December 31, 2024, including telephonic meetings.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

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reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
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overseeing and administering our cash and equity incentive plans;
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reviewing and making recommendations to our board of directors with respect to director compensation;

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reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules;
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reviewing our strategies related to human capital management;
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overseeing the administration of our clawback policy; and
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preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Our compensation committee has delegated authority to our chief executive officer, chief financial officer, and president and chief operating officer to grant awards under the 2021 Stock Incentive Plan, or the 2021 Plan to employees, except executive officers, and under the 2024 Inducement Stock Incentive Plan to new hire employees, except executive officers. Our compensation committee has fixed the terms of the awards to be granted by such officers, the maximum number of shares subject to awards that such officers may grant in the aggregate and to any employee, and the time period in which such awards may be granted.

Nominating and corporate governance committee

The members of our nominating and corporate governance committee are Burt Adelman, Sheila Mikhail and Krishna Yeshwant. Burt Adelman is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee met four times during the year ended December 31, 2024, including telephonic meetings.

Our nominating and corporate governance committee’s responsibilities include:

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recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
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reviewing and making recommendations to our board with respect to our board leadership structure;
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reviewing and making recommendations to our board with respect to management succession planning;
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developing and recommending to our board of directors corporate governance principles; and
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overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Research and development committee

In February 2025, the board established a research and development committee. The members of the research and development committee are Burt Adelman, Jodie Morrison, and Nia Tatsis. Nia Tatsis is the chair of the research and development committee.

Our research and development committee's responsibilities include:

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reviewing, evaluating, and advising our board and management on the quality, direction, and competitiveness of our research and development programs;
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reviewing, evaluating, and advising our board and management regarding the regulatory strategy for our product candidates and programs;
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monitoring and evaluating the status of our manufacturing capabilities and supply chain strategy;
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advising our board and management on the scientific aspects of business development transactions;
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regularly reviewing our research and development pipeline;
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considering significant emerging science and technology trends and issues that may impact, or present an opportunity for, our company; and
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discussing, evaluating, and reporting to our board regarding our major scientific and technological risk exposure.

Compensation committee interlocks and insider participation

During 2024, the members of our compensation committee were Burt Adelman, Alexander Cumbo, Jodie Morrison, and until he resigned from the compensation committee on June 26, 2024, Krishna Yeshwant. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the former or current members of our compensation committee is, or has ever been, an officer or employee of our company.

Code of business conduct and ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the investor section of our website, www.vervetx.com. We intend to disclose on our website any amendments to, or waivers from, the code that are required to be disclosed pursuant to SEC rules.

Board and committee meetings attendance

The full board of directors met five times during the year ended December 31, 2024, including telephonic meetings. During 2024, each incumbent member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director attendance at annual meeting of stockholders

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All of our then-serving directors attended our 2024 annual meeting of stockholders.

Insider trading policy

Our board of directors has adopted an Insider Trading Policy, which applies to all of our directors and employees and certain of their family members and any entities any of them control. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report. We also do not engage in transactions in our securities while in possession of material nonpublic information concerning our company or our securities

The policy prohibits the following transactions in our securities:

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short sales, including short sales “against the box”;
•
purchases or sales of puts, calls or other derivative securities; or
•
purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Clawback policy

In October 2023, we adopted a compensation recovery policy in accordance with Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. The policy is administered by the compensation committee. The policy provides that, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, we will attempt to recover, reasonably promptly from each covered person, any erroneously awarded incentive-based compensation received by our covered persons during the recovery period under the policy.

For purposes of this policy, covered person means any person who served as an executive officer (as defined in Rule 16a-1(f) under the Exchange Act) at any time during the performance period for the applicable incentive-based compensation. Incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of (i) measures that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures, (ii) stock price and (iii) total shareholder return. Erroneously awarded incentive-based compensation means the amount of incentive-based compensation that was received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid by the covered person (or by us on their behalf). If the incentive-based compensation is based on our stock price or total shareholder return and the amount of the erroneously awarded incentive-based compensation is not subject to recalculation directly from the information in an accounting restatement, the amount to be recovered shall be based on a reasonable estimate by the compensation committee of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received. The policy does not apply to incentive-based compensation received prior to October 2, 2023 or to incentive-based compensation that was received by a covered person before beginning service as an executive officer.

Corporate governance guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•
our board’s principal responsibility is to oversee the management of our company;
•
except as required by Nasdaq rules, a majority of the members of our board must be independent directors;
•
the independent directors meet in executive session at least twice a year;
•
directors have full and free access to our officers and employees and, as necessary, independent advisors; and
•
our nominating and corporate governance committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors section of our website, which is located at http://www.vervetx.com.

Board leadership structure and board’s role in risk oversight

Our corporate governance guidelines provide that the roles of chair of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that, at this time, the roles of chair of the board of directors and chief executive officer should be separate. Separating the chair and the chief executive officer positions allows our Chief Executive Officer, Dr. Kathiresan, to focus on running the business, while allowing our chair of the board of directors, Dr. Adelman, to lead our board in its fundamental role of providing advice to and oversight of management. Our chair promotes effective and transparent communication and consideration of matters presenting significant risks to the company through his role in assisting with developing the agendas for the meetings of our board of directors, presiding over meetings and facilitating communications between management and the board of directors. As our board of directors has determined that each of our directors other than Dr. Kathiresan and Dr. Tatsis is independent, our board of directors believes that the independent directors provide effective oversight of management. Our board of directors believes that its leadership structure is appropriate because it strikes an effective balance between strategic development and independent leadership and management oversight in the board process. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2024 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Our board of directors satisfies its risk oversight responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. This enables our board of directors to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee may have responsibility.

Our audit committee oversees risk management activities related to financial controls, legal and compliance risks and cybersecurity risks. Our audit committee discusses our policies with respect to risk assessment and risk management, including with respect to financial, operational, privacy, security, cybersecurity, business continuity and legal and regulatory risks, as well as guidelines and policies to govern the process by which our exposure to risk is handled. Oversight by the audit committee includes direct communication with our external auditors. Our compensation committee oversees risk management activities relating to our compensation policies and practices and with respect to human capital management. Oversight by the compensation committee includes direct communication with our compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to board and committee composition and management succession planning. Our research and development committee oversees risk management relating to our science and technology. In addition, members of our senior management team attend our board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with our directors

Any interested party with concerns about our company may report such concerns to the board of directors or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Verve Therapeutics, Inc.

201 Brookline Avenue

Boston, MA 02215

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion. Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the board (if one is appointed and is an independent director), the lead director (if one is appointed) or otherwise the chair of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary compensation table” below, or our “named executive officers,” and is intended to place in perspective the data presented in the following tables and the corresponding narrative: Sekar Kathiresan, M.D., our chief executive officer, Andrew Bellinger, M.D., Ph.D., our former chief scientific officer who resigned in June 2024, Andrew Ashe, our president, chief operating officer and general counsel, and Allison Dorval, our chief financial officer. Dr. Kathiresan, Dr. Bellinger, Mr. Ashe, and Ms. Dorval are collectively referred to in this proxy statement as our “named executive officers”.

Summary compensation table

The following table sets forth information regarding compensation awarded to, earned by or paid to our chief executive officer, Sekar Kathiresan; our former chief scientific officer, Andrew Bellinger; our president, chief operating officer, and general counsel, Andrew Ashe; and our chief financial officer, Allison Dorval, for the years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)		Total ($)
Sekar Kathiresan, M.D.	2024	639,231	1,683,000	4,727,372	378,972	14,088	(4)	7,442,663
Chief Executive Officer	2023	596,760	—	8,346,534	363,000	13,488	(5)	9,319,782

Andrew Bellinger, M.D., Ph.D.(9)	2024	243,846	573,750	2,038,946	—	574,358	(6)	3,430,900
Former Chief Scientific Officer	2023	497,300	—	2,773,076	247,500	13,488	(5)	3,531,364

Andrew Ashe(7)	2024	389,077	459,000	1,348,110	172,260	11,618	(8)	2,380,065
President, Chief Operating Officer and General Counsel

Allison Dorval	2024	469,423	573,750	1,617,732	206,712	14,088	(4)	2,881,705
Chief Financial Officer	2023	465,625	—	2,773,076	232,650	13,488	(5)	3,484,839

(1)
The amounts reported in the "Stock awards" column reflect the aggregate grant date fair value of restricted stock unit awards granted during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2024 Annual Report for assumptions underlying the valuation of stock awards.
(2)
The amounts reported in the “Option awards” column (i) reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718 and (ii) for Dr. Bellinger in 2024, includes $421,214 of incremental fair value related to previously granted options that were modified in June 2024, computed as of the modification date in accordance with FASB ASC Topic 718. See Note 12 to our audited consolidated financial statements included in our 2024 Annual Report regarding assumptions underlying the valuation of equity awards. The amounts reported in the “Option awards” column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(3)
The amounts reported represent performance-based cash bonuses earned by our named executive officers in the applicable year. See “—Narrative to summary compensation table—Annual bonus” below for a general description of the criteria that our board of directors used to determine the performance-based cash bonuses.
(4)
Consists of $13,800 in 401(k) plan matching contributions and $288 in life insurance premiums.
(5)
Consists of $13,200 in 401(k) plan matching contributions and $288 in life insurance premiums.
(6)
Consists of $555,414 in severance-related payments under the separation agreement with Dr. Bellinger, $13,800 in 401(k) plan matching contributions, $144 in life insurance premiums, and $5,000 for legal expenses associated with Dr. Bellinger's separation. For more information about the severance-related payments, see "—Separation agreement and advisor agreement" below.
(7)
Mr. Ashe was not a named executive officer for 2023. Therefore, the Summary Compensation Table includes information for 2024 only.
(8)
Consists of $11,330 in 401(k) plan matching contributions and $288 in life insurance premiums.
(9)
Dr. Bellinger's employment with our company ceased on June 21, 2024. The 2024 salary reflects the pro-rated portion of Dr. Bellinger's annual salary of $510,000.

Narrative to summary compensation table

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of, our executive compensation program. In designing our executive compensation program, our compensation committee considers compensation data for national and regional companies in the biotechnology/pharmaceutical industry provided by our independent compensation consultant to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. During the past fiscal year, the compensation committee retained Radford Data & Analytics from Aon plc, or Radford, an international compensation consulting firm, to advise the compensation committee on our compensation program for executive officers, which includes base salaries, annual performance-based cash bonuses and equity incentive awards, and our director compensation program. Radford made recommendations with respect to the amount and form of executive and director compensation. Although our compensation committee considers the advice and guidance of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Base salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In 2024, we paid a base salary of $660,000, $400,000 and $480,000 with the effective date of February 17, 2024 to Dr. Kathiresan, Mr. Ashe, and Ms. Dorval, respectively. In 2024, we paid a base salary of $243,846 to Dr. Bellinger, which represents a pro rata portion of his annual base salary of $510,000.

Annual bonus. Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our letter agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary (60% for Dr. Kathiresan, 45% for Dr. Bellinger, 45% for Mr. Ashe and 45% for Ms. Dorval), subject to approval by our board of directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

With respect to 2024, our board of directors awarded performance-based cash bonuses of $378,972, $172,260 and $206,712 to Dr. Kathiresan, Mr. Ashe and Ms. Dorval, respectively.

Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them.

In February 2024, we granted options to purchase 526,000 shares of common stock, 180,000 shares of common stock, 150,000 shares of common stock, and 180,000 shares of common stock to Dr. Kathiresan, Dr. Bellinger, Mr. Ashe and Ms. Dorval, respectively, at an exercise price per share of $12.75. These options vest as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter, subject to continued service. In the case of Dr. Bellinger, such option award was forfeited upon his resignation in June 2024.

In February 2024, we also granted restricted stock units for 132,000 shares of common stock, 45,000 shares of common stock, 36,000 shares of common stock, and 45,000 shares of common stock to Dr. Kathiresan, Dr. Bellinger, Mr. Ashe and Ms. Dorval, respectively. These restricted stock units vest as to 25% on each of the first four anniversaries of the first day of the calendar quarter following the grant date, subject to continued service. In the case of Dr. Bellinger, such restricted stock units were forfeited upon his resignation in June 2024.

We have used stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we or they have performed as expected or better than expected. In 2024, we incorporated restricted stock unit awards with time-based vesting into our 2024 annual grants to executive officers. Awards of stock options, restricted stock and restricted stock units to our executive officers have been made by our board of directors. The options, restricted stock and restricted stock units that we have granted to our executive officers are typically subject to time-based vesting, generally over four years following the vesting commencement date. Beginning in 2025, we granted performance-based stock units to certain executive officers. Upon certain terminations of employment in connection with a change of control, vesting is fully accelerated; upon other involuntary terminations, 25% of the unvested portion of each grant will vest as of the date of the termination. Prior to the exercise of a stock option or the vesting of restricted stock units, the holder has no rights as a stockholder with respect to the shares subject to such awards, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically awarded stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant.

Outstanding equity awards at December 31, 2024

The following table sets forth information regarding all outstanding equity awards for each of our named executive officers as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Sekar Kathiresan, M.D.	138,995	—	(2)	1.39	4/14/2029
	167,425	—	(2)	1.39	4/14/2029
	575,308	—	(3)	2.87	9/15/2030
	413,988	18,000	(4)	8.24	2/11/2031
	47,248	6,750	(5)	19.00	6/16/2031
	235,162	96,838	(6)	30.94	2/10/2032
	252,186	298,014	(7)	21.76	2/13/2033
	—	526,000	(8)	12.75	2/13/2034	132,000	(9)	744,480	(10)
Andrew Bellinger, M.D., Ph.D.(1)	76,995	—	(2)	1.48	9/16/2029
	162,994	—	(2)	2.87	9/15/2030
	107,997	—	(2)	8.24	2/11/2031
	16,199	—	(2)	19.00	6/16/2031
	34,372	—	(2)	34.88	12/15/2031
	72,917	—	(2)	30.94	2/10/2032
	60,937	—	(2)	21.76	2/13/2033
Andrew Ashe	26,999	—	(2)	1.48	9/16/2029
	153,278	—	(2)	2.87	9/15/2030
	103,497	4,500	(4)	8.24	2/11/2031
	18,899	2,700	(5)	19.00	6/16/2031
	88,541	36,459	(6)	30.94	2/10/2032
	83,785	99,015	(7)	21.76	2/13/2033
	—	150,000	(8)	12.75	2/13/2034	36,000	(9)	203,040	(10)
Allison Dorval	104,057	30,943	(11)	33.25	11/28/2031	1,875	(12)	10,575	(10)
	42,500	17,500	(6)	30.94	2/10/2032
	83,785	99,015	(7)	21.76	2/13/2033
	—	180,000	(8)	12.75	2/13/2034	45,000	(9)	253,800	(10)

(1)
Dr. Bellinger's employment with our company ceased on June 21, 2024, at which time his outstanding unvested stock options and unvested restricted stock units were forfeited, except that under his separation agreement, shares subject to any unvested option awards granted to Dr. Bellinger prior to June 16, 2021 that would have vested had he remained an employee for nine months following his separation date became immediately vested and exercisable. Pursuant to his advisor agreement with our company, Dr. Bellinger can continue to exercise his outstanding stock options that were vested as of such date for so long as the advisor agreement remains in effect.
(2)
This option was fully vested as of December 31, 2024.
(3)
This option was fully vested as of December 31, 2024 and includes 75,105 shares held by the Sekar Kathiresan 2023 Annuity Trust, or the 2023 GRAT, which were transferred from Dr. Kathiresan to the 2023 GRAT in September 2023 for no value.
(4)
This option vests over four years, with 25% of the shares having vested on February 1, 2022 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through February 1, 2025, subject to continued service.
(5)
This option vests over four years, with 25% of the shares having vested on June 17, 2022 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through June 17, 2025, subject to continued service.
(6)
This option vests over four years, with 25% of the shares having vested on February 11, 2023 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through February 11, 2026, subject to continued service.
(7)
This option vests over four years, with 25% of the shares having vested on February 14, 2024 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through February 14, 2027, subject to continued service.
(8)
This option vests over four years, with 25% of the shares vesting on February 14, 2025 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through February 14, 2028, subject to continued service.
(9)
These restricted stock units were granted on February 14, 2024, with 25% of the shares vesting on each of the first four anniversaries of the first day of the calendar quarter following the date of grant, subject to continued service.
(10)
The market value of our common stock is based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024.

(11)
This option vests over four years, with 25% of the shares having vested on November 29, 2022 and 2.0833% of the original number of shares vesting thereafter in equal monthly installments through November 29, 2025, subject to continued service.
(12)
These restricted stock units were granted on November 29, 2021, with 25% of the shares vesting on each of the first four anniversaries of the date of grant, subject to continued service.

Employment agreements

Employment agreements with current named executive officers

We entered into written employment agreements with our named executive officers, Dr. Kathiresan and Mr. Ashe, which became effective as of June 16, 2021, and with Ms. Dorval on November 29, 2021. These agreements set forth the terms of the named executive officer’s compensation, including base salary and annual performance bonus opportunity. In addition, the agreements provide that, subject to eligibility requirements under the plan documents governing such programs and our policies, the named executive officers are eligible to participate in company-sponsored benefit programs that are generally available to all of our similarly situated employees. Each named executive officer is also eligible to receive equity awards at such times and on such terms and conditions as our board of directors may determine.

Pursuant to their respective employment agreements, each of our current named executive officers was initially entitled to an annual base salary as follows: Dr. Kathiresan was entitled to receive an annual base salary of $552,000, Mr. Ashe was entitled to receive an annual base salary of $460,000, and Ms. Dorval was entitled to receive an annual base salary of $435,000. Each named executive officer’s base salary is reviewed by our board of directors, or our compensation committee, on an annual or more frequent basis. Each named executive officer's contractual base salary is subject to increase, but not decrease, in the discretion of our board of directors or the compensation committee. In 2023, Mr. Ashe agreed to reduce his annual base salary to $376,000 in conjunction with a reduction with his hours. The annual full-time base salary for 2025 is currently set at $686,400, $416,000, and $499,200 for Dr. Kathiresan, Mr. Ashe, and Ms. Dorval, respectively.

Pursuant to their respective employment agreements, each of our current named executive officers is also eligible to earn an annual discretionary bonus, with a target bonus amount equal to a specified percentage of such named executive officer’s annual base salary, based upon periodic assessments of the named executive officer’s performance as well as the achievement of specific individual and corporate objectives determined by our board of directors or our compensation committee. For 2024, Dr. Kathiresan was eligible for an annual discretionary bonus targeted at 60% of his base salary. Mr. Ashe and Ms. Dorval were each eligible for an annual discretionary bonus targeted at 45% of their respective base salary. Each named executive officer’s target bonus amount is reviewed by our board of directors, or our compensation committee, on an annual or more frequent basis and is subject to increase, but not decrease, in the discretion of our board of directors or the compensation committee. For 2025, Dr. Kathiresan is eligible for an annual discretionary bonus targeted at 60% of his base salary, Mr. Ashe is eligible for an annual discretionary bonus targeted at 45% of his base salary and Ms. Dorval is eligible for an annual discretionary bonus targeted at 45% of her base salary.

Potential payments upon termination or change in control

The employment agreements and the employment of each of Dr. Kathiresan, Mr. Ashe, and Ms. Dorval provide that they may be terminated as follows: (1) upon the death or “disability” (as defined in the applicable employment agreement) of such executive officer; (2) at our election, with or without “cause” (as defined in the applicable employment agreement); and (3) at such executive officer’s election, with or without “good reason” (as defined in the applicable employment agreement). See "--Separation agreement and advisor agreement" below for further information regarding the terms of Dr. Bellinger's separation agreement.

In the event of the termination of the employment of a named executive officer by us without cause, or by him or her for good reason, more than three months prior to or more than 12 months following a “change in control” (as such term is defined in his or her employment agreement), the named executive officer is entitled to his or her base salary that has accrued and to which he or she is entitled as of the termination date and other accrued benefits, including, for Dr. Kathiresan, any bonus that has been earned but not yet paid, which we refer to collectively as the accrued obligations. In addition, subject to his or her execution and nonrevocation of a severance and release of claims agreement, or the severance agreement, in our favor and his or her continued compliance with his or her “confidentiality agreement” (as such term is defined in Dr. Kathiresan and Mr. Ashe's employment agreements) or "continuing obligations agreement" (as such term is defined in Ms. Dorval's employment agreement), the severance agreement and/or any similar agreement, as applicable, with us, the named executive officer is entitled to (1) continued payment of his or her base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) a lump sum payment equal to 100% in the case of Dr. Kathiresan, 67% in the case of Ms. Dorval and 100% in the case of Mr. Ashe, of his or her target bonus for the year in which the termination occurs, (3) provided he or she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly situated, active employees who receive the same type of coverage, for a period of up to 12 months following his or her date of termination and (4), for Dr. Kathiresan and Mr. Ashe, immediate vesting and exercisability, or immediate release from our repurchase option, as applicable, of the number of shares subject to any unvested equity awards granted or issued to him, in the case of Dr. Kathiresan, prior to or following the effective date of his employment agreement and, in the case of Mr. Ashe, prior to the effective date of his employment agreement, that would have vested or been released, as applicable, had he remained an employee for 12 months following his termination date (assuming no change in control occurred within such period). In addition, Dr. Kathiresan shall have until the earlier of 24 months following his termination date and the expiration of the applicable option grant to exercise all vested options then held by him (after giving effect to any vesting acceleration to which he is entitled).

In the event of the termination of the employment of a named executive officer by us without cause, or by him or her for good reason, within three months prior to or 12 months following a change in control, the named executive officer will be entitled to the accrued obligations. In addition, subject to his or her execution and nonrevocation of a severance and release of claims in our favor and his or her continued compliance with his or her confidentiality agreement, continuing obligations agreement, the severance agreement and/or any similar agreement, as applicable, with us, the named executive officer will be entitled to (1) a single lump sum payment equal to the sum of 18 months in the case of Dr. Kathiresan and 12 months in the case of each of Mr. Ashe and Ms. Dorval of his or her then-current base salary, and 150% in the case of Dr. Kathiresan and 100% in the case of each of Mr. Ashe and Ms. Dorval of his or her target bonus for the year in which the termination occurs or, if higher, his or her target bonus immediately prior to a change in control, (2) provided he or she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly situated, active employees who receive the same type of coverage, for a period of up to 18 months in the case of Dr. Kathiresan and 12 months in the case of each of Mr. Ashe and Ms. Dorval following his or her date of termination, and (3) full vesting acceleration of his or her then-unvested equity awards, such that all such then-unvested equity awards immediately vest and become fully exercisable or non-forfeitable as of the later of the date of the change in control and his or her termination date. Any shares underlying then-unvested equity awards granted or issued to the named executive officer prior to the effective date of his or her employment agreement shall become immediately vested, exercisable and non-forfeitable, as the case may be, upon a change in control. In addition, Dr. Kathiresan shall have until the earlier of 24 months following his or her termination date and the expiration of the applicable option grant to exercise all vested options then held by him (after giving effect to any vesting acceleration to which he is entitled).

If the named executive officer’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by the named executive officer without good reason, our obligations under the employment agreement cease immediately, and the named executive officer will only be entitled to the accrued obligations.

Separation agreement and advisor agreement

We previously entered into a written agreement with our named executive officer, Dr. Bellinger, which became effective as of June 16, 2021, and which was amended, effective as of January 1, 2024. Dr. Bellinger resigned as our chief scientific officer effective as of June 2024.

In connection therewith, we entered into a separation agreement with Dr. Bellinger, effective as of June 21, 2024. Pursuant to the terms of such separation agreement, Dr. Bellinger was entitled to receive the following payments and benefits: (i) salary continuation payments of his monthly base salary, commencing on the first payroll period after the effective date and continuing for 12 months thereafter, less all applicable taxes and withholdings; (ii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the effective date, and (iii) a lump sum payment of $153,765, which was equal to 67% of his annual bonus for 2024 based on his target bonus percentage, less all applicable taxes and withholdings. In addition, his separation agreement provided that the number of shares subject to any unvested option awards granted to Dr. Bellinger prior to June 16, 2021 that would have vested had he remained an employee for nine months following the effective date would be immediately vested and exercisable. Any equity awards that were granted to Dr. Bellinger after June 16, 2021 that were unvested as of his separation date immediately ceased vesting upon his separation from the company. All payments and benefits provided under such separation agreement were contingent upon the effectiveness and nonrevocation of the separation agreement and Dr. Bellinger’s continued compliance with the obligations therein.

The separation agreement also provided for, among other things, a release of claims by Dr. Bellinger, non-disclosure and non-disparagement obligations applicable to Dr. Bellinger and non-disparagement obligations applicable to our company, and a non-competition provision applicable to Dr. Bellinger that extends to the one-year anniversary of the termination of his advisor agreement (as described below). In addition, the separation agreement provides that the continuing obligations, including the confidentiality, assignment of inventions, and non-solicitation provisions.

In May 2024, we also entered into an advisor agreement with Dr. Bellinger, effective as of June 21, 2024, pursuant to which Dr. Bellinger agreed to provide advisory services to us as requested from time to time. As consideration for his advisory services, we agreed to pay Dr. Bellinger a fee of $200 per hour. In addition, so long as such advisor agreement remains in effect, Dr. Bellinger will continue to be able to exercise his vested stock options that were outstanding as of June 21, 2024 in accordance with the terms of such applicable option agreements. Such advisor agreement may be terminated by either us or Dr. Bellinger for any reason or no reason upon 30 days' prior written notice, provided that we may not terminate for convenience prior to June 21, 2026. We may terminate the advisor agreement upon 24 hours prior written notice if Dr. Bellinger materially breaches the advisor agreement, the separation agreement, and/or his at-will employment agreement.

Employee non-competition, non-solicitation, confidentiality and assignment of inventions agreements

Each of Dr. Kathiresan, Mr. Ashe and Ms. Dorval has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each of our executive officers has agreed not to compete with us during his or her employment, not to solicit our employees, consultants, customers, business or prospective customers during his or her employment and for a period of one year after the termination of his or her employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his or her employment with us that (i) are related to our business or our customers or suppliers or any of our products or services being researched, developed, manufactured or sold by us or which may be used with such products or services, (ii) result from tasks assigned to the executive officer by us or (iii) result from the use of our premises or personal property (whether tangible or intangible) owned, leased or contracted for by us.

Pay versus performance disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (the “PEO”) and our other named executive officers (the “Other NEOs”) as presented in the Summary Compensation Table on page 17 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1) (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (Loss) (in thousands) (4)
2024	$7,442,663	$(888,494)	$2,897,557	$(427,631)	$15.30	$(198,709)
2023	$9,319,782	$2,193,583	$3,508,102	$1,347,956	$37.81	$(200,068)
2022	$7,846,718	$(12,526,050)	$3,319,498	$(2,837,063)	$52.48	$(157,387)

(1) Sekar Kathiresan was our PEO for each year presented. Our Other NEOs for 2024 were Andrew Bellinger, Allison Dorval and Andrew Ashe. Our Other NEOs for 2023 were Andrew Bellinger and Allison Dorval. Our Other NEOs for 2022 were Andrew Bellinger and Andrew Ashe.

(2) The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. No awards vested in the year they were granted.

Year	Summary Compensation Table Total for PEO	Minus Stock and Options Awards from Summ. Comp. Table	Plus Year-end Equity Value of Unvested Awards Granted During Year	Minus Change in Value of Unvested Awards Granted in Prior Years	Minus Change in Value of Prior Years' Awards Vested During Year	Compensation Actually Paid to PEO
2024	$7,442,663	$(6,410,372)	$2,774,089	$(2,507,253)	$(2,187,621)	$(888,494)

Year	Summary Comp. Table Total for Other NEOs	Minus Stock and Options Awards from Summ. Comp. Table	Plus Year-end Equity Value of Unvested Awards Granted During Year	Minus Change in Value of Unvested Awards Granted in Prior Years	Minus Change in Value of Prior Years' Awards Vested During Year	Minus Prior Year-end Equity Value of Forfeited Awards During Year	Compensation Actually Paid to Other NEOs
2024	$2,897,557	$(2,203,763)	$577,489	$(576,518)	$(525,259)	$(597,137)	$(427,631)

*Amounts presented for Other NEOs are averages for the entire group of Other NEOs in the respective year.

(3) Total Shareholder Return ("TSR") illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2021. Historical stock performance is not necessarily indicative of future stock performance.

(4) Reflects net losses in all years, as calculated in accordance with U.S. generally accepted accounting principles.

Description of Relationship between PEO and Average Other NEO Compensation Actually Paid and our Total Shareholder Return

The following chart sets forth the relationship between CAP Amounts to our PEO, the average CAP Amounts to our Other NEOs, and our TSR over the three most recently completed fiscal years.

Description of Relationship between PEO and Average Other NEO Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between the CAP Amounts to our PEO, the average CAP Amounts to our Other NEOs, and our net income (loss) during the three most recently completed fiscal years.

Health/ welfare plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, short-term and long-term disability insurance, and life insurance. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our named executive officers.

401(k) plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions. We match 100% of each participant’s annual contribution to the 401(k) plan up to three percent of the participant’s salary and then 50% of each participant’s contribution up to two percent of the participant’s salary.

Limitation of liability and indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•
for any breach of the director’s duty of loyalty to us or our stockholders;
•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•
for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our executive officers and directors. These indemnification agreements require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our executive officers or directors.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 sales plans

Our directors and executive officers have adopted or may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could terminate the plan, or amend or terminate the plan in some circumstances. In addition, our directors and executive officers may buy or sell shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Non-employee director compensation

The table below shows all compensation to our non-employee directors during the year ended December 31, 2024.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Total ($)
Burt Adelman, M.D.	100,000	468,999	568,999
Lonnel Coats	52,500	468,999	521,499
Alexander Cumbo	52,500	468,999	521,499
Michael MacLean	65,000	468,999	533,999
Sheila Mikhail, J.D.	57,500	468,999	526,499
Jodie Morrison(3)	26,971	937,999	964,970
Nia Tatsis, Ph.D.(3)	23,118	937,999	961,117
Krishna Yeshwant, M.D.	53,668	468,999	522,667
(1)
Represents, with respect to Ms. Morrison and Dr. Tatsis, stock options to purchase 267,541 shares of common stock granted upon their election to our board of directors in June 2024, and, with respect to our other non-employee directors, stock options to purchase 136,139 shares of common stock granted during 2024 for service on our board of directors. The shares subject to the stock options granted to Ms. Morrison and Dr. Tatsis vest in 36 equal monthly installments following the grant date, subject to continued service. The stock options granted to our other non-employee directors vest in full on June 5, 2025, subject to continued service. The amounts reported represent the aggregate grant date fair value of stock options awarded in 2024, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 12 to our consolidated financial statements in our 2024 Annual Report. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)
As of December 31, 2024, the aggregate number of stock options held by non-employee directors was as follows:

Director	Aggregate number of option awards
Burt Adelman, M.D.	221,479
Lonnel Coats	193,781
Alexander Cumbo	193,781
Michael MacLean	224,060
Sheila Mikhail, J.D.	221,479
Jodie Morrison	267,541
Nia Tatsis, Ph.D.	267,541
Krishna Yeshwant, M.D.	178,281

(3) Ms. Morrison and Dr. Tatsis were elected to our board of directors in June 2024.

Dr. Kathiresan, one of our directors who also serves as our chief executive officer, does not receive any additional compensation for his service as a director. Dr. Kathiresan is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Kathiresan is discussed above under “—Summary compensation table” and “—Narrative to summary compensation table.”

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chair of the board and of each committee receives additional retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. During 2024, the fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member were as follows:

	Member annual fee ($)	Chair incremental annual fee ($)
Board of Directors	45,000	30,000
Audit Committee	7,500	12,500
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000

In February 2025, our board of directors reviewed our non-employee director compensation program and determined to amend certain of the cash retainers for service on our board of directors and committees, effective as of January 1, 2025, as follows:

	Member annual fee ($)	Chair incremental annual fee ($)
Board of Directors	45,000	35,000
Audit Committee	8,750	11,250
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000
Research and Development Committee	5,000	5,000

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which they serve.

Effective as of January 1, 2025, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, an option to purchase the number of shares of our common stock under our 2021 Stock Incentive Plan, or 2021 Plan, that has a Black Scholes value as of the date of the grant equal to $340,000 (as calculated using the same methodology that we use when calculating the value of stock awards for purposes of our financial statements); provided that in no event shall such option be granted with respect to more than 84,400 shares of our common stock. Each of these options will vest as to 2.7778% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director.

Effective as of January 1, 2025, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months will receive, under the 2021 Plan, an option to purchase the number of shares of our common stock under the 2021 Plan that has a Black Scholes value as of the date of the grant equal to $170,000 (as calculated using the same methodology that we use when calculating the value of stock awards for purposes of our financial statements); provided that in no event shall such option be granted with respect to more than 42,200 shares of our common stock. Each of these options vests with respect to all of the shares underlying such option on the first anniversary of the grant date or, if earlier, immediately prior to the first annual meeting of stockholders occurring after the grant date, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the closing price of our common stock on the date of grant and will become exercisable in full upon specified change in control events.

The 2021 Plan contains limits on compensation that may be paid to our non-employee directors. The maximum aggregate amount of cash and value (calculated based on grant date fair value for financial reporting purposes) of awards under the 2021 Plan granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $750,000, or $1,000,000 in the case of a non-employee director during his or her first year of service. Fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Our board of directors may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. The limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as a consultant or advisor to us.

Policies and practices related to the grant of certain equity awards

We grant equity awards, including stock options and restricted stock units, to our employees and stock options to our non-employee directors on an annual basis. We also grant stock options to individuals upon hire or promotion or in recognition of valuable contributions to the company. We currently do not grant stock appreciation rights or similar option-like instruments. During the year ended December 31, 2024, neither our board nor our compensation committee took material nonpublic information into account when determining the timing or terms of such equity awards, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

While we do not have any policy or obligation that requires us to grant equity awards on specified dates, annual equity awards to employees are typically approved in the first quarter of each fiscal year. Equity awards to new hires are typically approved on the last business day of the month in which the employee commences employment with us. Promotion awards are typically granted twice per year in accordance with our promotion cycle and key contributor awards are typically granted twice per year. The terms of the annual stock option grants to our non-employee directors are typically approved at a meeting of our board that is held during the first quarter, and such awards are automatically granted on the date of the first board meeting following the annual meeting of stockholders.

During the year ended December 31, 2024, we did not grant any equity awards to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Securities authorized for issuance under equity compensation plans

Equity compensation plan information

The following table contains information about our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had four equity compensation plans. Three of our plans, our 2018 Equity Incentive Plan, or the 2018 Plan, our 2021 Plan, and our Amended and Restated 2021 Employee Stock Purchase Plan, or the 2021 ESPP, were approved by our stockholders. In February 2024, our board adopted our 2024 Inducement Stock Incentive Plan, or the 2024 Inducement Plan, which became effective immediately. The 2024 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards with respect to an aggregate of 4,000,000 shares of our common stock (subject to adjustment as provided in the 2024 Inducement Plan). Awards under the 2024 Inducement Plan may only be granted to persons who (a) were not previously our employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case as an inducement material to the individual’s entering into employment with us and in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders(2)	14,049,824	$15.16	4,983,374	(3)(4)
Equity compensation plans not approved by security holders	668,650	$7.77	3,331,350	(5)
Total	14,718,474	$22.93	8,314,724
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(2)
Consists of the 2018 Plan, the 2021 Plan, and the 2021 ESPP.
(3)
As of December 31, 2024, 3,171,950 shares of our common stock were available for issuance under the 2021 Plan. The 2021 Plan provides for annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2031, equal to the lesser of 5% of the number of shares of our common stock outstanding on such first day of the fiscal year in question and an amount determined by our board of directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, repurchased or are otherwise terminated by us under the 2021 Plan or the 2018 Plan are added back to the shares of common stock available for issuance under the 2021 Plan. On January 1, 2025, the number of shares under the 2021 Plan were increased by 4,437,911 shares pursuant to the annual increase described above.
(4)
As of December 31, 2024, 1,811,424 shares of our common stock were reserved for issuance under the 2021 ESPP. The 2021 ESPP provides for annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2031, in an amount equal to the lowest of 1,083,290 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and an amount determined by our board of directors. On January 1, 2025, the number of shares under the 2021 ESPP were increased by 887,582 shares pursuant to the annual increase described above.
(5)
Reflects the 2024 Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2023, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Collaboration and license agreement with Vertex

In July 2022, we entered into a Strategic Collaboration and License Agreement, or the Vertex Collaboration Agreement, with Vertex for an exclusive, four-year worldwide research collaboration focused on developing in vivo gene editing candidates toward an undisclosed target for the treatment of a single liver disease. Nia Tatsis, who was elected to our board of directors in June 2024, is the executive vice president and chief regulatory and quality officer for Vertex. Pursuant to the Vertex Collaboration Agreement, we were responsible for discovery, research, and certain preclinical development of novel in vivo gene editing development candidates for the target of interest. Vertex reimbursed our research expenses consistent with an agreed-upon budget. During the year ended December 31, 2024, we recognized $11.9 million of revenue associated with the Vertex Collaboration Agreement related to research services performed during the period.

The Vertex Collaboration Agreement terminated in April 2025, following Vertex's notice to terminate for convenience.

Participation in public offering

In December 2023, we sold an aggregate of 14,375,000 shares of our common stock at a price of $10.00 per share pursuant to an underwritten public offering, or the Offering. An entity affiliated with GV, which is the beneficial owner of more than 5% of our voting securities, purchased 1,800,000 shares of our common stock in the Offering. Such purchase was made through the underwriters at the public offering price per share for an aggregate purchase price of $18.0 million.

Registration rights

We are a party to an investors’ rights agreement with certain holders of our common stock, including certain of our 5% stockholders and their affiliates and certain entities affiliated with some of our directors. This investors’ rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification agreements

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers.

These indemnification agreements require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Policies and procedures for related person transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief executive officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose, and the potential benefits to us, of the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
•
a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of the Record Date by:

•
each of our directors;
•
each of our named executive officers;
•
all of our executive officers and directors as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The column entitled “Percentage of shares beneficially owned” is based on a total of 89,143,237 shares of our common stock outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after the Record Date are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Verve Therapeutics, Inc., 201 Brookline Avenue, Boston, MA 02215.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
Entities affiliated with GV(1)	12,349,086	13.9%
Blackrock, Inc.(2)	7,276,347	8.2%
Entities affiliated with BVF Partners(3)	6,904,050	7.7%

Directors and named executive officers
Sekar Kathiresan, M.D.(4)	2,808,898	3.1%
Andrew Ashe(5)	909,513	1.0%
Andrew Bellinger, M.D., Ph.D.(6)	577,464	*
Allison Dorval(7)	339,229	*
Burt Adelman, M.D.(8)	649,805	*
Lonnel Coats(9)	192,058	*
Alexander Cumbo(10)	193,781	*
Michael MacLean(11)	224,060	*
Sheila Mikhail, J.D.(12)	221,479	*
Jodie Morrison(13)	81,748	*
Nia Tatsis, Ph.D.(14)	81,748	*
Krishna Yeshwant, M.D.(15)	12,346,770	13.8%
All current executive officers and directors as a group (14 persons)(16)	18,691,616	19.9%

*Less than one percent.

(1)
Consists of (i) 6,108,442 shares of common stock held by GV 2017, L.P., (ii) 4,260,047 shares of common stock held by GV 2019, L.P., (iii) 1,800,000 shares of common stock held by GV 2023, L.P. and (iv) 180,597 shares of common stock held by Verily Life Sciences LLC. GV 2017 GP, L.P. (the general partner of GV 2017, L.P.), GV 2017 GP, L.L.C. (the general partner of GV 2017 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2017 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2017, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2019, L.P. GV 2023 GP, L.P. (the general partner of GV 2023, L.P.), GV 2023 GP, L.L.C. (the general partner of GV 2023 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2023 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2023, L.P. XXVI Holdings Inc. (the controlling member of Verily Life Sciences LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote the shares held directly by Verily Life Sciences LLC.

The principal business address of GV 2017, L.P., GV 2017 GP, L.P., GV 2017 GP, L.L.C., GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., GV 2023, L.P., GV 2023 GP, L.P., GV 2023 GP, L.L.C., Verily Life Sciences LLC, Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043. The foregoing information is based solely upon a Schedule 13G/A filed by such entities with the SEC on December 11, 2023.
(2)
Consists of 7,276,347 shares of common stock beneficially owned by BlackRock, Inc., of which BlackRock is deemed to have sole voting power over 6,974,148 shares and sole dispositive power over 7,276,347 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The foregoing information is based solely upon a Schedule 13G/A filed by BlackRock, Inc. with the SEC on November 8, 2024.
(3)
Consists of (i) 3,545,349 shares of common stock beneficially owned by Biotechnology Value Fund, L.P., or BVF, over which it has shared voting and dispositive power (ii) 2,863,033 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P., or BVF2, over which it has shared voting and dispositive power (iii) 359,453 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP, or Trading Fund OS, over which it has shared voting and dispositive power, and (iv) 136,215 shares held in the Partners Managed Account (as defined below). BVF I GP LLC, or BVF GP, as the general partner of BVF, may be deemed to beneficially own and share voting and dispositive power over the 3,545,349 shares beneficially owned by BVF. BVF II GP LLC, or BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own and have shared voting and dispositive power over the 2,863,033 shares beneficially owned by BVF2. BVF Partners OS Ltd., or Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own and have shared voting and dispositive power over the 359,453 shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC, or BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own and have shared voting and dispositive power over the 6,408,382 shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P., or Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own and have shared voting and dispositive power over the 6,904,050 shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in a certain Partners managed account, or the Partners Managed Account, including 136,215 shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own and have shared voting and dispositive power over the 6,904,050 shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own and have shared voting and dispositive power over the 6,904,050 shares beneficially owned by BVF Inc. The principal business address of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104, and the principal business address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The foregoing information is based solely upon a Schedule 13G filed by such entities with the SEC on November 18, 2024.
(4)
Consists of (i) 346,686 shares of common stock held by Dr. Kathiresan, (ii) 240,997 shares of common stock held by Kathiresan Family 2021 Irrevocable Trust, (iii) 110,997 shares of common stock held by Sekar Kathiresan 2021 Irrevocable Trust, (iv) 2,035,113 shares of common stock underlying options held by Dr. Kathiresan that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date, and (v) 75,105 shares of common stock underlying options held by the 2023 GRAT, a grantor retained annuity trust of which Dr. Kathiresan is a trustee, that are exercisable as of April 11, 2025.
(5)
Consists of (i) 348,828 shares of common stock held by Mr. Ashe and (ii) 560,685 shares of common stock underlying options held by Mr. Ashe that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(6)
Consists of (i) 45,053 shares of common stock held by Dr. Bellinger and (ii) 532,411 shares of common stock underlying options held by Dr. Bellinger that are exercisable as of April 11, 2025. The outstanding options held by Dr. Bellinger will remain exercisable for so long as his advisor agreement remains in effect. The reported number of shares of common stock held by Dr. Bellinger is based on our records as of Dr. Bellinger's separation date on June 21, 2024 and does not take into account any transactions that may have occurred after such date.
(7)
Consists of (i) 13,280 shares of common stock held by Ms. Dorval and (ii) 325,949 shares of common stock underlying options held by Ms. Dorval that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(8)
Consists of (i) 428,326 shares held by the Burt A. Adelman 2002 Trust, of which Dr. Adelman is a co-trustee, and (ii) 221,479 shares of common stock underlying options held by Dr. Adelman that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(9)
Consists of 192,058 shares of common stock underlying options held by Mr. Coats that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(10)
Consists of 193,781 shares of common stock underlying options held by Mr. Cumbo that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(11)
Consists of 224,060 shares of common stock underlying options held by Mr. MacLean that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(12)
Consists of 221,479 shares of common stock underlying options held by Ms. Mikhail that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(13)
Consists of 81,748 shares of common stock underlying options held by Ms. Morrison that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.
(14)
Consists of 81,748 shares of common stock underlying options held by Dr. Tatsis that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.

(15)
Consists of (i) 178,281 shares of common stock underlying options held by Dr. Yeshwant that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date and (ii) the shares held by GV 2017, L.P., GV 2019, L.P., and GV 2023, L.P. set forth in footnote (1) above. Dr. Yeshwant does not have voting or dispositive power over any of the shares directly held by GV 2017, L.P., GV 2019, L.P., or GV 2023, L.P. referenced in footnote (1) above.
(16)
Consists of (i) 13,696,201 shares of common stock and (ii) 4,995,415 shares of common stock underlying options that are exercisable as of April 11, 2025 or will become exercisable within 60 days after such date.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 26, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Verve Therapeutics, Inc., 201 Brookline Avenue, Boston, MA 02215, Attention: Investor Relations.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our second amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The notice must meet the requirements set forth in our second amended and restated bylaws (including providing the information required by Rule 14a-19 under the Exchange Act). The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 5, 2026 and no later than March 7, 2026.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,

/s/ Sekar Kathiresan, M.D.

Sekar Kathiresan, M.D.

Chief Executive Officer

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Verve Therapeutics, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 11, 2025

Thursday, June 5, 2025 9:00 AM, Eastern Time

Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/VERV for more details

Internet:
www.proxypush.com/VERV
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-853-1541
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/VERV

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, Eastern Time, June 4, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Allison Dorval and Andrew Ashe (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Verve Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Verve Therapeutics, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE NOMINEES IN PROPOSAL 1, AND **FOR** PROPOSALS 2 AND 3.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of three Class I directors to our board of directors, each to serve until the 2028 annual meeting of stockholders.	FOR	WITHHOLD		
	1.01 Lonnel Coats	☐	☐		FOR
	1.02 Jodie Morrison	☐	☐		FOR
	1.03 Krishna Yeshwant, M.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	☐	☐	☐	FOR
3.	Approval, on an advisory basis, of the compensation paid to our named executive officers.	☐	☐	☐	FOR
	NOTE: To transact other business properly brought before the Annual Meeting or any adjournment or postponement thereof.				

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date